UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: February 9, 2007
(Date of earliest event reported)
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50228 (Commission File Number)	33-0967974 (I.R.S. Employer Identification Number)

333 Clay Street, Suite 3900 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On April 4, 2006, pursuant to a Securities Purchase Agreement (“Purchase Agreement”) entered into on that date between the Company, Kings Road Holdings II LLC (“Kings Road”) and certain other accredited investors (collectively, with Kings Road, the “Holders”), Cygnus Oil and Gas Corporation (formerly known as Touchstone Resources USA, Inc.) (“Company”) issued, among other things, $22,000,000 aggregate principal amount of its 7.5% senior convertible notes due April 4, 2009 (“Convertible Notes”) convertible into shares of the Company’s common stock, subject to the terms and conditions of the Convertible Notes and the Purchase Agreement.
     Under the terms of the Convertible Notes, the Company is required to periodically pay to the Holders interest accruing with respect to the Convertible Notes at a rate of 7.5% per annum. On December 31, 2006, the Company failed to make the $412,500 in interest payments required under the terms of the Convertible Notes. The Company filed on January 8, 2007, a Current Report on Form 8-K identifying the Company’s non-payment of interest as an event of default under the Convertible Notes. Upon the event of default, the interest rate of the Convertible Notes increased to 12% per annum until such default is cured.
     Following the expiration of the cure period on January 5, 2007, Kings Road sent to the Company on February 9, 2007 an Event of Default Redemption Notice (“Default Notice”). In accord with the provisions of the Convertible Notes, Kings Road elected in the Default Notice to require the Company to redeem its Convertible Note for a price equal to $13,750,000, or $125% of the principal amount of such Convertible Note. The Company must also pay to Kings Road all accrued and unpaid interest pursuant to its Convertible Note, which, as of the date of this Current Report on Form 8-K, is equal to $367,583. The amount of the Company’s direct financial obligation may be increased by the aggregate amount of default interest owed under the Convertible Note until the Company pays to Kings Road all principal and interest owed pursuant to such Convertible Note.
     The Holders, other than Kings Road, may elect to send to the Company an Event of Default Notice similar to the Default Notice that the Company received form Kings Road. If each of the Holders sends such a similar notice, the Company may be required to redeem each Convertible Note and pay all accrued and unpaid interest in accord thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation
Date: February 15, 2007	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Chief Financial Officer and Treasurer